Exhibit 10.5

MIDWESTONE FINANCIAL GROUP, INC.

THIRD AMENDMENT AND WAIVER TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

This Third Amendment and Waiver to Second Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of March 3, 2006, between MidWestOne Financial Group, Inc., an Iowa corporation (the “Borrower”), and Harris N.A., as successor by merger to Harris Trust and Savings Bank (the “Bank”).

PRELIMINARY STATEMENTS

A. The Borrower and the Bank are parties to that certain Second Amended and Restated Credit Agreement, dated as of November 30, 2003, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has requested that the Bank waive the Borrower’s breach of Section 7.12(a) of the Credit Agreement for the period ending September 30, 2005 and amend Sections 7.12(a) (Non-Performing Assets; Adjusted Non-Performing Assets) and 7.14 (Return of Assets) of the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. WAIVER.

The Borrower has advised the Bank that it was not in compliance with Section 7.12(a) (Non-Performing Assets; Adjusted Non-Performing Assets) of the Credit Agreement for the fiscal quarter ending September 30, 2005 (the “Third Quarter Default”). The Borrower has requested that the Bank waive the Third Quarter Default, and by signing below, the Bank hereby waives the Third Quarter Default described above for the period ending on or about September 30, 2005. The waiver set forth herein shall be limited as provided for herein and shall not be deemed to be a waiver of any other Default or Event of Default or any other violation of any other term or provision of the Credit Agreement or any other Loan Document. The waiver provided for herein shall not become effective unless and until the conditions precedent to this Amendment set forth in Section 3 below have been satisfied.

SECTION 2. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1 Section 7.12(a) of the Credit Agreement (Non-Performing Assets; Adjusted Non-Performing Assets) shall be and hereby is amended and restated in its entirety to read as follows:

Section 7.12. Non-Performing Assets. (a) Adjusted Non-Performing Assets. The Borrower shall, as of the last day of each fiscal quarter, maintain on a consolidated basis with its Subsidiaries (excluding, for purposes of this determination only, MIC as a Subsidiary of the Borrower), and shall cause each Banking Subsidiary to maintain as of such day on an individual basis, a ratio of (x) Non-Performing Assets (determined exclusive of amounts related to loan pool participations) of the Borrower on such consolidated basis or such Banking Subsidiary, as the case may be, to (y) the sum of stockholders’ equity for the Borrower or core capital for such Banking Subsidiary, as the case may be, plus loan loss reserves established by the Borrower on such consolidated basis or such Banking Subsidiary, as the case may be, in accordance with regulatory accounting principles applicable to the Borrower or such Banking Subsidiary, in an amount less than (i) for the fiscal quarter ending December 31, 2005, 0.20 to 1.0 and (ii) for all fiscal quarters ending thereafter, 0.15 to 1.0.

2.2 Section 7.14 of the Credit Agreement (Return on Assets) shall be and hereby is amended and restated in its entirety to read as follows:

Section 7.14. Return on Assets. As of the last day of each June and December in each year, the Borrower shall maintain a ratio of Consolidated Net Income for the 12-month period then ended to Consolidated Total Assets as at the last day of such 12-month period then ended of not less than .0090 to 1.0; provided, however, that for the 12-month period ended December 31, 2005, the Borrower shall maintain a ratio of Consolidated Net Income for the 12-month period then ended to Consolidated Total Assets as at December 31, 2005 of not less than .0085 to 1.0.

SECTION 3. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1 The Borrower and the Bank shall have executed and delivered this Amendment.

3.2 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

3.3 The Borrower shall have paid to the Bank a non-refundable fee of $5,000 (representing a $5,000 waiver fee and a $5,000 amendment fee).

SECTION 4. REPRESENTATIONS.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof, after giving effect to the waivers and amendments set forth above, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5. MISCELLANEOUS.

5.1 The Borrower heretofore executed and delivered to the Bank various Collateral Documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.3 The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

5.4 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This Third Amendment and Waiver to Second Amended and Restated Credit Agreement is entered into as of the date and year first above written.

MIDWESTONE FINANCIAL GROUP, INC.

	By:	/s/ David A. Meinert
	Name:	David A. Meinert
	Title:	EVP & CFO

Accepted and agreed to.

HARRIS N.A., as successor by merger to Harris Trust and Savings Bank

	By:	/s/ Robert G. Bomben
	Name:	Robert G. Bomben
	Title:	Vice President

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